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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-4 for Variable Annuity Account Four of Anchor National Life Insurance Company of our report dated November 19, 1999 and November 9, 1998 relating to the consolidated financial statements of Anchor National Life Insurance Company, and of our report dated December 21, 1999, relating to the financial statements of Variable Annuity Account Four, which appear in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
December 29, 1999